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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Net2Phone, Inc. for the registration of 701,874 shares of its common stock and to the incorporation by reference therein of our report dated September 29, 2000, with respect to the consolidated financial statements of Net2Phone, Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 2000, filed with the Securities and Exchange Commission.



                                               /s/ Ernst & Young LLP


New York, New York
July 26, 2001